Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	ION Holdings 3, LP
Address of Joint Filer:	c/o ION Acquisition Corp 3 Ltd.
89 Medinat Hayehudim Street
Herzliya 4676672, Israel
Relationship of Joint Filer to Issuer:	10% Owner, Director
Issuer Name and Ticker or Trading Symbol:	ION Acquisition Corp 3 Ltd. [IACC]
Date of Event Requiring Statement:
(Month/Day/Year):	4/29/2021

Name of Joint Filer:	Gilad Shany
Address of Joint Filer:	c/o ION Acquisition Corp 3 Ltd.
89 Medinat Hayehudim Street
Herzliya 4676672, Israel
Relationship of Joint Filer to Issuer:	10% Owner, Director
Issuer Name and Ticker or Trading Symbol:	ION Acquisition Corp 3 Ltd. [IACC]
Date of Event Requiring Statement:
(Month/Day/Year):	4/29/2021